Exhibit 99.1

Hashdex Names Bruno Caratori as Global CEO, Marcelo Sampaio as Executive Chairman and Mick McLaughlin as U.S. CEO

Enhanced Leadership Structure Supports Hashdex’s Next Phase of Global Growth

New York / Rio de Janeiro / London – March 5, 2026 – Hashdex Ltd. (“Hashdex”), the controlling entity of Hashdex Asset Management Ltd., a leading global crypto asset manager and pioneer in regulated digital asset investment solutions, today announced leadership updates designed to support the firm’s next phase of global expansion and institutional growth.

Effective immediately, Co-Founder Bruno Caratori has been appointed Global Chief Executive Officer. Marcelo Sampaio, who co-founded the firm alongside Mr. Caratori in 2018 and previously served as CEO, will transition to Executive Chairman. In addition, Mick McLaughlin has been appointed U.S. CEO, formalizing Hashdex’s commitment to accelerating growth and meeting the needs of investors across the United States, the world’s largest asset management market.

This leadership structure reflects the natural progression of responsibilities already shared across Hashdex’s executive team and formalizes a management model built to support global scale, operational excellence, and long-term strategic execution.

Strengthening Global Leadership for the Next Chapter

As Global CEO, Mr. Caratori will lead Hashdex’s worldwide strategy, operations, and growth initiatives across the United States, Europe, and Latin America. Since co-founding the firm, he has been instrumental in building the institutional-grade infrastructure underpinning Hashdex’s regulated investment platform and expanding its footprint across eight countries.

“Over the past eight years, we have built Hashdex into a global leader in crypto asset management by combining innovation with disciplined execution,” said Marcelo Sampaio, Executive Chairman of Hashdex. “Bruno has been my partner from day one and has played a critical role in shaping our strategy, product development, and operational framework. This transition formalizes a leadership structure that has long been in practice and positions Hashdex for its next phase of growth.”

In his new role as Executive Chairman, Mr. Sampaio will continue to serve the company on a full time basis leading the firm’s Board of Directors, guiding long-term strategy and capital allocation, overseeing major corporate initiatives, and maintaining senior external relationships, while delegating day-to-day leadership to Caratori.

“I am honored to step into the role of Global CEO at such an important moment for our industry,” said Bruno Caratori, Global CEO of Hashdex. “Digital assets are becoming an established part of global portfolios, and investors increasingly seek regulated, transparent, and diversified access. Our focus will remain on disciplined product innovation, institutional partnerships, and global expansion as we continue building for the long term.”

Accelerating U.S. Expansion

The appointment of Mick McLaughlin as U.S. CEO reflects the firm’s long-term strategic vision to be a crypto asset management partner of choice in the United States while scaling its ETF platform. In addition to leading the U.S. business, McLaughlin will continue to serve as Global Head of Distribution, overseeing Hashdex’s worldwide distribution strategy and institutional partnerships. McLaughlin joined Hashdex in 2024 as U.S. Head of Distribution and has led the growth of the firm’s crypto ETF platform, expanding advisor, institutional, and strategic partner engagement.

Prior to joining Hashdex, McLaughlin served as Chief Distribution Officer at Bitwise Asset Management. Earlier in his career, he was Managing Director and Head of ETF Distribution for the Americas at Deutsche Bank and spent more than a decade building the iShares ETF business at BlackRock and Barclays.

“The U.S. market represents a significant long-term opportunity for digital asset investing,” said McLaughlin. “As regulatory clarity improves and adoption broadens, investors are increasingly turning to trusted, institutional-quality vehicles. I’m excited to lead our U.S. business and continue strengthening relationships with advisors, institutions, and strategic partners.”

A Global Asset Manager Built for Regulated Crypto Investing

Founded in 2018, Hashdex has been at the forefront of developing regulated, index-based crypto investment solutions across the U.S., Europe, and Latin America. The firm offers exchange-traded products and institutional investment vehicles designed to provide diversified, transparent exposure to digital assets.

Notable products include the Hashdex Nasdaq CME Crypto Index ETF (NCIQ), the largest multi-asset crypto ETP in Latin America (HASH11), and one of the largest multi-asset crypto ETPs in Europe (HASH). Through its partnership with Nasdaq, Hashdex has helped pioneer institutional-grade benchmarks for digital assets, reinforcing its commitment to transparency and investor protection.

Positioned for Long-Term Growth

The new leadership structure enhances operational clarity, accelerates strategic execution, and positions the firm for continued global expansion.

“As we enter our next chapter, our mission remains clear,” added Caratori. “We remain committed to delivering secure, regulated, and innovative access to digital assets while building enduring partnerships across the global investment ecosystem.”

About Hashdex

Hashdex is a global crypto asset manager specializing in regulated, index-based investment solutions that provide diversified exposure to digital assets. With teams across the United States, Europe, and Latin America, and managing approximately $1 billion in assets (as of March 4th, 2026), the firm partners with leading institutions to deliver transparent, institutional-grade access to the crypto ecosystem through familiar investment structures.

Founded in 2018, Hashdex has been at the forefront of advancing regulated crypto investing through innovative exchange-traded products designed to simplify digital asset allocation for professional and institutional investors. On February 14, 2025, the firm launched the Hashdex Nasdaq CME Crypto Index US ETF (ticker: NCIQ), offering U.S. investors diversified exposure to major crypto assets, including bitcoin and ether, through a single regulated exchange-traded vehicle that provides market-cap-weighted exposure to publicly traded crypto assets. The fund is benchmarked to the Nasdaq CME Crypto™ Index.

Disclaimer:

This material expresses Hashdex Group and its subsidiaries and affiliates (“Hashdex”)’s opinion for informational purposes only and does not consider the investment objectives, financial situation or individual needs of one or a particular group of investors. The information and conclusions contained in this material may be changed at any time, without prior notice. Nothing contained herein constitutes an offer, solicitation or recommendation regarding any investment management product or service. This information is not directed at or intended for distribution to or use by any person or entity located in any jurisdiction where such distribution, publication, availability or use would be contrary to applicable law or regulation or which would subject Hashdex to any registration or licensing requirements within such jurisdiction. No part of this material may be (i) copied, photocopied or duplicated in any form by any means or (ii) redistributed without the prior written consent of Hashdex. By receiving or reviewing this material, you agree that this material is confidential intellectual property of Hashdex and that you will not directly or indirectly copy, modify, recast, publish or redistribute this material and the information therein, in whole or in part, or otherwise make any commercial use of this material without Hashdex’s prior written consent.

Nasdaq® is a registered trademark of Nasdaq, Inc. The information contained above is provided for informational and educational purposes only, and nothing contained herein should be construed as investment advice, either on behalf of a particular digital asset or an overall investment strategy. Neither Nasdaq, Inc. nor any of its affiliates makes any recommendation to buy or sell any digital asset or any representation about the financial condition of a digital asset. Statements regarding Nasdaq proprietary indexes are not guarantees of future performance. Actual results may differ materially from those expressed or implied. Past performance is not indicative of future results. Investors should undertake their own due diligence and carefully evaluate assets before investing. ADVICE FROM A FINANCIAL PROFESSIONAL IS STRONGLY ADVISED.

Media Contacts:

Katie Nerantzis / Bailey McCafferty

Dukas Linden Public Relations

Hashdex@DLPR.com

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